Exhibit 99.1

Charles River Laboratories Accelerates Vesting of Options; One-Time Charge of $0.01 Reduces 2005 GAAP Guidance

WILMINGTON, Mass.—(BUSINESS WIRE)—Dec. 12, 2005—Charles River Laboratories International, Inc. (NYSE:CRL) announced today that it has accelerated the vesting of outstanding options previously awarded to certain officers and employees. As a result of the acceleration, the Company expects to take a non-cash charge of approximately $1.6 million ($0.9 million net of taxes), or $0.01 per diluted share, in the fourth quarter of 2005 based on the closing price of the Company’s stock on December 7, 2005. The one-time charge will reduce 2005 GAAP earnings per diluted share for the fourth quarter to $0.52 to $0.54 and for the full year, to $1.80 to $1.82.

As a result of the accelerated vesting in advance of the effective date of Statement of Financial Accounting Standards (SFAS) No. 123R, “Share Based Payment,” Charles River expects to reduce the pre-tax stock option expense it would otherwise be required to record by an estimated $5.5 million in 2006 and $0.7 million in 2007.

Options granted on February 13, 2004 to purchase approximately 724,000 shares of common stock at an exercise price of $43.07 are subject to this acceleration. As a condition of the acceleration and to prevent unintended personal benefit, the Company’s executive officers and other members of senior management have agreed to refrain from selling common stock acquired upon the exercise of these accelerated options until the original vesting date. Options held by non-employee directors of the Company are not affected by the accelerated vesting.

Caution Concerning Forward-Looking Statements. This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding specific actions intended to improve overall operating efficiencies and profitability, as well as our expectation of the financial impact of the acceleration of vesting of stock options. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: changes in law and changes in generally accepted accounting principles. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River’s Annual Report on Form 10-K as filed on March 9, 2005, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River Laboratories

Charles River Laboratories, based in Wilmington, Massachusetts, is a global provider of solutions that advance the drug discovery and development process. Our leading-edge products and services are designed to enable our clients to bring drugs to market faster and more efficiently. Backed by our rigorous, best-in-class procedures and our proven data collection, analysis and reporting capabilities, our products and services are organized into three categories spanning every step of the drug development pipeline: Research Models and Services, Preclinical Services, and Clinical Services. Charles River’s customer base includes all of the major pharmaceutical companies and many biotechnology companies, government agencies and leading hospitals and academic institutions. Charles River’s 8,400 employees serve clients in more than 50 countries. For more information on Charles River, visit our website at www.criver.com.

CONTACT: Charles River Laboratories International, Inc.

Susan E. Hardy, 781-262-7616

SOURCE: Charles River Laboratories International, Inc.